As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPT Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3313701
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

561 Eccles Avenue South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full titles of the plans)

Brian Wong

President and Chief Executive Officer

RAPT Therapeutics, Inc.

561 Eccles Avenue

South San Francisco, California 94080

(Name and address of agent for service)

(650) 489-9000

(Telephone number, including area code, of agent for service)

Copies to:

Courtney M.W. Tygesson

Cooley LLP

110 N. Wacker Dr Suite 4200

Chicago, IL 60606

(312) 881-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

RAPT Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,616,268 shares of common stock, par value $0.0001 per share (the “Common Stock”), comprising (i) 1,375,932 shares of Common Stock to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan and (ii) 240,336 shares of Common Stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November  1, 2019 (File No. 333-234448), March  30, 2020 (File No. 333-237487), March  11, 2021 (File No. 333-254127), March  10, 2022 (File No. 333-263426) and March  14, 2023 (File No. 333- 270523) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-38997) for the fiscal year ended December 31, 2023, filed with the Commission on March 7, 2024.

(b) The Registrant’s Current Report on Form 8-K (File No. 001-38997) filed with the Commission on February 20, 2024.

(c) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A on July 22, 2019 (File No. 001-38997) under the Securities Exchange Act of 1934, as amended (the” Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-38997) for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

The exhibits to this Registration Statement are listed below.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit No.	Filed On

4.1	Amended and Restated Certificate of Incorporation	8-K	001-38997	3.1	11/04/19

4.2	Amended and Restated Bylaws	8-K	001-38997	3.2	11/04/19

4.3	Form of Common Stock Certificate	S-1	333-232572	4.1	07/22/19

4.4	RAPT Therapeutics, Inc. 2019 Equity Incentive Plan	S-1	333-232572	10.4	07/22/19

4.5	Form of Stock Option Agreement and Grant Notice for RAPT Therapeutics, Inc. 2019 Equity Incentive Plan	S-1	333-232572	10.5	07/22/19

4.6	Form of Restricted Stock Unit Award Agreement and Grant Notice for RAPT Therapeutics, Inc. 2019 Equity Incentive Plan	S-1	333-232572	10.6	07/22/19

4.7	RAPT Therapeutics, Inc. 2019 Employee Stock Purchase Plan	S-1	333-232572	10.7	07/22/19

5.1	Opinion of Cooley LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1 to this Registration Statement					X

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement					X

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on March 7, 2024.

RAPT THERAPEUTICS, INC.

By:	/s/ Brian Wong, M.D., Ph.D.
Brian Wong, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Wong and Rodney Young, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian Wong, M.D., Ph.D. Brian Wong, M.D., Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 7, 2024

/s/ Rodney Young Rodney Young	Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	March 7, 2024

/s/ William Rieflin William Rieflin	Chair of the Board of Directors	March 7, 2024

/s/ Michael F. Giordano, M.D. Michael F. Giordano, M.D.	Director	March 7, 2024

/s/ Mary Ann Gray, Ph.D. Mary Ann Gray, Ph.D.	Director	March 7, 2024

/s/ Linda Kozick Linda Kozick	Director	March 7, 2024

/s/ Lori Lyons-Williams Lori Lyons-Williams	Director	March 7, 2024

/s/ Wendye Robbins, M.D. Wendye Robbins, M.D.	Director	March 7, 2024